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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 1998
                                                      REGISTRATION NO. 333-18725
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                         POST EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                                  TO FORM S-4*
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                        HOLLIS-EDEN PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)

             Delaware                                         13-3197002
   (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                       Identification Number)

                         9333 Genesee Avenue, Suite 110
                          San Diego, California 92121
                                 (619) 587-9333
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

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                             NON-PLAN STOCK OPTIONS
                        1997 INCENTIVE STOCK OPTION PLAN
                                EMPLOYEE WARRANT
                            (Full title of the plan)

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                                Richard B. Hollis
                Chief Executive Officer and Chairman of the Board
                        HOLLIS-EDEN PHARMACEUTICALS, INC.
                         9333 Genesee Avenue, Suite 110
                           San Diego, California 92121
                                 (619) 587-9333
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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                                   Copies to:

                              Eric J. Loumeau, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (619) 550-6000

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* See Explanatory Note following this cover page.
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                                EXPLANATORY NOTE

         Hollis-Eden Pharmaceuticals, Inc. (the "Registrant") hereby amends its Registration Statement on Form S-4 (File No. 333-18725) (the "Form S-4"), by filing this Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 (the "Registration Statement") relating to 3,363,416 shares of Common Stock, $.01 par value, of the Registrant (the "Common Stock") issuable in connection with the 1997 Incentive Stock Option Plan (the "Plan"), options granted outside of the Plan (the "Non-Plan Options") and a certain Employee Warrant (the "Warrant").

         On March 26, 1997, pursuant to an Agreement and Plan of Merger and Reorganization, dated as of November 1, 1996 (the "Merger Agreement"), Hollis-Eden, Inc. was merged with and into the Registrant (the "Merger"). As provided in the Merger Agreement, each outstanding share of common stock of Hollis-Eden, Inc. ("Hollis-Eden Common Stock") was converted into the right to receive one share of the Registrant's Common Stock.

         Pursuant to the Merger Agreement, Hollis-Eden, Inc. and the Registrant have taken such actions as are necessary such that Hollis-Eden Common Stock is no longer issuable under the Plan, the Non-Plan Options or the Warrants. Instead, the Registrant's Common Stock is issuable under the Plan and upon exercise of Non-Plan Options in such amounts and at such prices as adjusted pursuant to the Plan, the Non-Plan Options and the Merger Agreement.





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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The contents of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997, the Form S-4, and the Company's Current Report on Form 8-K dated March 26, 1997, are hereby incorporated by reference into this Registration Statement. A description of the Registrant's Common Stock which is contained in the Form S-4, including any amendment or reports filed for the purpose of updating such description, is hereby incorporated by reference into this Registration Statement. All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Registrant is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. In addition, the Registrant is required, subject to certain exceptions, to advance all expenses incurred by any director or executive officer in connection with a completed, pending or threatened action, suit or proceeding upon receipt of an undertaking by such director or executive officer to repay all amounts advanced by the Registrant on such person's behalf if it is ultimately determined that such person is not entitled to be indemnified under the Bylaws or otherwise.
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         The Registrant's Certificate of Incorporation provides that to the fullest extent permitted under Delaware law, the Registrant's directors will not be personally liable to the Registrant and its stockholders for monetary damages for any breach of a director's fiduciary duty. The Certificate of Incorporation does not, however, eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director is subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit and for improper distributions to stockholders and loans to directors and officers. This provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Registrant maintains directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.  Description
-----------  -----------
   4.1       Registrant's Amended and Restated Certificate of Incorporation.(1)

   4.2       Registrant's Bylaws.(1)

   4.3       Specimen Stock Certificate.(1)

   5.1       Opinion of Cooley Godward LLP.

   23.1      Consent of BDO Seidman, LLP.

   23.2      Consent of Price Waterhouse LLP.

   23.3      Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

   24.1      Power of Attorney. Reference is made to the signature page.

   99.1      1997 Incentive Stock Option Plan (the "Option Plan").(1)

   99.2      Form of Incentive Stock Option Agreement and Nonstatutory Stock
             Option Agreement under the Option Plan.(1)

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    (1)  Filed as an exhibit to the Registration Statement on Form S-4 (No.
         333-18725), and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

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                      (i) To include any prospectus required by Section 10(a)(3)
of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such


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liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.








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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 5, 1998.

                           HOLLIS-EDEN PHARMACEUTICALS, INC.

                           By /s/ RICHARD B. HOLLIS
                              ------------------------------------------------
                              Richard B. Hollis
                              Chief Executive Officer, Chairman of the Board and Director

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard B. Hollis, Terren S. Peizer and Robert W. Weber and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                Title                               Date
         ---------                                -----                               ----

/s/ RICHARD B. HOLLIS                    Chief Executive Officer, Chairman of    February 5, 1998
---------------------------------        the Board and Director (Principal
Richard B. Hollis                        Executive Officer)


/s/ TERREN S. PEIZER                     President and Director                  February 5, 1998
---------------------------------
Terren S. Peizer


/s/ ROBERT W. WEBER                      Vice President-Controller (Principal    February 5, 1998
---------------------------------        Financial and Accounting Officer)
Robert W. Weber


/s/ THOMAS CHARLES MERIGAN               Chairman of the Scientific Advisory     February 5, 1998
---------------------------------        Board and Director
Thomas Charles Merigan, Jr., M.D.


                                         Director                                February 5, 1998
---------------------------------
J. Paul Bagley III


/s/ SALVATORE J. ZIZZA                   Director                                February 5, 1998
---------------------------------
Salvatore J. Zizza

/s/ BRENDAN R. MCDONNELL                 Director                                February 5, 1998
---------------------------------
Brendan R. McDonnell



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                                  EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION
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    4.1           Registrant's Amended and Restated Certificate of
                  Incorporation.(1)

    4.2           Registrant's Bylaws.(1)

    4.3           Specimen Stock Certificate.(1)

    5.1           Opinion of Cooley Godward LLP.

    23.1          Consent of BDO Seidman, LLP.

    23.2          Consent of Price Waterhouse LLP.

    23.3          Consent of Cooley Godward LLP. Reference is made to
                  Exhibit 5.1.

    24.1          Power of Attorney. Reference is made to Page 6.

    99.1          1997 IAC Incentive Stock Option Plan (the "Option Plan").(1)

    99.2          Form of Incentive Stock Option Agreement under the Option
                  Plan.(1)

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(1) Filed as an exhibit to the Registration Statement on Form S-4(No.
333-18725), and incorporated herein by reference.